UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

Graco Inc.

(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 - 11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

(612) 623-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2021, the Board of Directors (the “Board”) of Graco Inc. (the “Company”) appointed Mark W. Sheahan to the position of President and Chief Executive Officer effective June 10, 2021. Mr. Sheahan is currently serving as the Chief Financial Officer and Treasurer of the Company, a position he has held since 2018. The Board also appointed Mr. Sheahan to the class of directors whose terms expire at the 2023 annual meeting of shareholders of the Company.

Mr. Sheahan succeeds Patrick J. McHale, who gave the Board notice on February 11, 2021 of his intention to retire as President, Chief Executive Officer and a Director following the Company’s succession planning process. Mr. McHale will remain with the Company in a non-executive capacity through September 15, 2021 to assist with the leadership transition.

Mr. Sheahan, 56, has served in various roles of increasing responsibility since 1995. Prior to serving in his current position of Chief Financial Officer and Treasurer, Mr. Sheahan was Vice President and General Manager of the Applied Fluid Technologies Division from 2008 to 2018.

The Management Organization and Compensation Committee of the Board expects to determine the compensation changes, if any, for Mr. Sheahan and Mr. McHale related to these position changes prior to the effective date of the transition.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated February 16, 2021.

104	Cover Page Interactive Data File (included within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 16, 2021	GRACO INC.

	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Its: Executive Vice President, General Counsel and Corporate Secretary